Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Beazer Homes USA, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ian J. McCarthy, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the independent public accountants of the Company have informed the Company that they are currently unable to conduct a review of the unaudited condensed consolidated financial statements of the Company as required by Section 10-01(d) of Regulation S-X; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ian J. McCarthy
Ian J. McCarthy
President and Chief Executive Officer
(principal executive officer and principal financial officer)

April 26, 2007